UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

Incremental Assumption Agreement

On November 10, 2011, the Company, CBRE Services, Inc., a subsidiary of the Company (“Services”), certain subsidiaries of Services, the lenders party thereto (the “Incremental Tranche A-1 Lenders”), HSBC Bank USA, National Association and J.P. Morgan Securities LLC, as Joint Lead Arrangers, Joint Bookrunners and Syndication Agents, Credit Suisse AG (“Credit Suisse”), as Administrative Agent, and certain other agents entered into the Incremental Assumption Agreement (the “Incremental Agreement”) under the Credit Agreement, dated as of November 10, 2010 (the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse AG, as Administrative Agent. The Incremental Agreement provides CB Richard Ellis Limited, a limited company organized under the laws of England and Wales and an indirect subsidiary of the Company (the “U.K. Borrower”), with £187 million of senior secured term loans under a new Tranche A-1 facility (the “Tranche A-1 Loan”), the proceeds of which will be used by the U.K. Borrower for general corporate purposes. The Tranche A-1 Loan will mature on May 10, 2016; however, if neither (a) the maturity date of the existing tranche A loans under the Credit Agreement is extended to May 10, 2016 or later nor (b) the existing tranche A loans under the Credit Agreement are refinanced with indebtedness of Services having a maturity date on or after May 10, 2016, then the maturity date of the Tranche A-1 Loan will be November 10, 2015.

Borrowings of the Tranche A-1 Loan will bear interest at a rate equal to the “applicable rate” plus a reserve adjusted LIBO rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Pounds for the applicable interest period.

The “applicable rates” for the Tranche A-1 Loan is based on the Company’s leverage ratio, as defined in the Credit Agreement, in accordance with the table below.

Leverage Ratio	Applicable Rate

Category 1 Greater than 3.50 to 1.00	3.75%

Category 2 Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	3.50%

Category 3 Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	3.00%

Category 4 Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	2.50%

Category 5 Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	2.25%

Category 6 Equal to or less than 1.50 to 1.00	2.00%

In addition, the Incremental Agreement provides that, among other things:

•	upfront fees will be payable to each Incremental Tranche A-1 Lender in an amount as separately agreed to by the U.K. Borrower and such Incremental Tranche A-1 Lender; and

•

the U.K. Borrower will be required to repay installments on the Tranche A-1 Loan in quarterly installments in an aggregate annual amount equal to 1.875% until September 30, 2013, 2.50% until September 30, 2015 and 21.50% until March 31, 2016 of the original principal amounts thereof, with the balance payable on the maturity date of the Tranche A-1 Loan.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Incremental Agreement or the Credit Agreement, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Incremental Assumption Agreement, dated as of November 10, 2011, among CBRE Group, Inc., CBRE Services, Inc., certain subsidiaries of CBRE Services, Inc., the lenders and agents party thereto, and Credit Suisse AG, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011	CBRE GROUP, INC.

	By:	/s/ Gil Borok
Gil Borok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Incremental Assumption Agreement, dated as of November 10, 2011, among CBRE Group, Inc., CBRE Services, Inc., certain subsidiaries of CBRE Services, Inc., the lenders and agents party thereto, and Credit Suisse AG, as administrative agent.